Exhibit 10(o)

Compensation of Named Executive Officers

The executive officers named in the summary compensation and other tables in the proxy statement for Emerson Electric Co. have their base salaries and annual bonuses determined yearly by the Compensation Committee of the Board of Directors. This ordinarily takes place at a meeting of the Committee in November of each fiscal year, but the base salary determination is typically retroactively effective as of October 1, the first day of the fiscal year. The named executive officers are all “at will” employees, and do not have written or oral employment agreements. The Company, upon the approval of the Committee, retains the right to unilaterally decrease or increase such officers’ base salaries at any time during the fiscal year.

The named executive officers are eligible to participate in the Company’s incentive compensation plans as provided in the terms of such plans. Such plans, and any forms of awards thereunder providing for material terms, are filed as exhibits to reports filed by the Company under the Securities Exchange Act of 1934 and are described in detail each year in the Company’s proxy statement for its annual meeting of shareholders.